SERVICE AGREEMENT
         between
         TRANSCONTINENTAL GAS PIPE LINE CORPORATION
         and
         PENNSYLVANIA GAS & WATER
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         SERVICE AGREEMENT UNDER RATE SCHEDULE LSS
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         THIS AGREEMENT entered into this first day of October, 1993, by and between
         TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller", first party, and PENNSYLVANIA GAS & WATER, a
         Pennsylvania corporation, hereinafter referred to as "Buyer", second party,

         W I T N E S S E T H:

         WHEREAS, Buyer desires to purchase and Seller desires to sell natural gas storage service under Seller's Rate Schedule LSS as set forth herein; and

         WHEREAS, Seller and Penn York Energy Corporation ("Penn York") entered into an agreement dated October 3, 1984 providing for underground natural gas storage service by Penn York for Seller; and

         WHEREAS, Seller and Consolidated Natural Gas Transmission Corporation
         ("CNG") are extending the term of the agreement providing for underground natural gas storage service by CNG for Seller; and

         WHEREAS, pursuant to the terms of the Joint Stipulation approved by the
         Commission's Order dated July 16, 1993 in Docket Nos. RS92-86-003, RP92-108-000,
         and RP92-137-000 which amended Seller's certificate in Docket No. CP84-335,
         Seller and Buyer agree to a twenty year contract term extension;

         NOW THEREFORE, Seller and Buyer agree as follows:

         ARTICLE I
         SERVICE TO BE RENDERED

         Subject to the terms and provisions of this agreement and of Seller's Rate
         Schedule LSS, Seller agrees to receive from Buyer for storage, inject into storage for Buyer's account, store, withdraw from storage (or cause to be injected into storage for Buyer's account, stored, and withdrawn from storage)
         and deliver to Buyer, quantities of natural gas (less fuel allowance) as follows:

         To withdraw from storage or cause to be withdrawn from storage, transport and deliver to Buyer at the delivery points set forth below, the gas stored for Buyer's account up to a maximum quantity in any day of
         (a)   7,518 dt, for the period October 1, 1993 through March 31,
         1994, and
         (b)   5,169 dt, for the period April 1, 1994 through March 31, 2013, which quantity shall be Buyer's Storage Demand.

         To receive and store or cause to be stored up to a total quantity at any one time of
         (a) 827,053 dt, for the period October l, 1993 through March 31, 1994, and
         (b)   551,369 dt, for the period April 1, 1994 through March 31,
         2013,
         which quantity shall be Buyer's Storage Capacity Quantity.

         ARTICLE II
         POINT OF DELIVERY

         The Point or Points of Delivery for all natural gas delivered by Seller to
         Buyer under this agreement shall be at or near:
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         SERVICE AGREEMENT UNDER RATE SCHEDULE LSS
         (Continued)

         ARTICLE II
         POINT OF DELIVERY
         (Continued)

         (1) Dallas Meter Station, located at the intersection of State Route #115 and
         Leidy Line on south side of road adjacent to Natona Mills--western edge of
         Dallas, Luzerne County, Pennsylvania.

         (2) Saylor Meter Station, located at junction of Saylor Avenue and Transco
         Pipeline, Plains Township, Luzerne County, Pennsylvania.

         (3) Wyoming Monument Meter Station, located on Seller's Leidy Line near Wyoming, Luzerne County, Pennsylvania.

         (4) Muncy Meter Station, located at a point of connection of Seller's Leidy
         Line and Buyer's facilities near Muncy, Lycoming County, Pennsylvania.

         (5) Old Lycoming Meter Station, located at a point of connection of Seller's
         Leidy Line and Buyer's facilities near the intersection of Legislative
         Route No. 41033 and Route 410 in Lycoming County, Pennsylvania.

         (6) Shickshinny Meter Station, located at a point of connection on Seller's
         Leidy Line and Buyer's facilities near Salem Township, Luzerne County,
         Pennsylvania.

         ARTICLE III
         DELIVERY PRESSURE

         Seller shall deliver natural gas to Buyer at the Point(s) of Delivery at a pressure(s) of: not less than fifty (50) pounds per square inch gauge, or at such other pressures as may be agreed upon in the day-to-day operations of Buyer and Seller.

         ARTICLE IV
         TERM OF AGREEMENT

         This agreement shall be effective October 1, 1993 and shall remain in force and effect until April 1, 2013.

         ARTICLE V
         RATE SCHEDULE AND PRICE

         Buyer shall pay Seller for natural gas service rendered hereunder in accordance with Seller's Rate Schedule LSS and the applicable provisions of the
         General Terms and Conditions of Seller's FERC Gas Tariff as filed with the
         Federal Energy Regulatory Commission, and as the same may be amended or superseded from time to time at the initiative of either party. Such rate schedule and General Terms and Conditions are by this reference made a part hereof.
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         SERVICE AGREEMENT UNDER RATE SCHEDULE LSS
         (Continued)

         ARTICLE VI
         MISCELLANEOUS

         1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in any interpretation of the same.

         2. This agreement supersedes and cancels as of the effective date hereof the following contract:

         Service Agreement dated October 31, 1984.

         3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

         4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of Pennsylvania.

         5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective Presidents or Vice Presidents thereunto duly authorized and have caused their respective corporate seals to be hereunto affixed and attested by their respective Secretaries or Assistant Secretaries the day and year above written.

         ATTEST:                   TRANSCONTINENTAL GAS PIPE LINE
                                             CORPORATION

         [SEAL]
         /s/ Grace L. Hughes       By   /s/ Thomas E. Skains (seller)
             Asst., Secretary              Senior Vice President
                                        Transportation and Customer
                                                  Services

         ATTEST:                   PENNSYLVANIA GAS & WATER

         /s/ Sandra M. Stefanowicz By /s/ Joseph Perugino (Buyer)
               Asst Secretary              Vice President
                                       Marketing & Gas Supply

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